SECURITIES AND EXCHANGE COMMISSION

               Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




          Date of Report                       Commission File
  (Date of earliest event reported):                   Number:
         July 10, 1998                                 1-10210


EXECUTIVE TELECARD, LTD.
Exact name of registrant as specified in its charter)

       Delaware                                 13-3486421
(State or other jurisdiction                  (IRS Employer
  of incorporation)                       Identification Number)

1720 S. Bellaire Street, 10th Floor
 Denver, Colorado                           80222
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
                  (303) 691-2115

(Former name or former address, if changed since last report) Not applicable

EXECUTIVE TELECARD, LTD.
Item 5    Other Events

On July 23, 1998, Executive TeleCard, Ltd. (the
"Company") announced that it had entered in to an Asset Purchase Agreement (the "Purchase Agreement") between the Company, American United Global, Inc. ("AUGI"), Connectsoft Communications Corporation, a wholly owned subsidiary of AUGI ("CCC"), Connectsoft Holding Corp., a wholly owned subsidiary of AUGI ("CHC"), and C-Soft Acquisition Corp., a newly formed, wholly owned subsidiary of the Company ("Buyer"), pursuant to which Buyer will acquire substantially all of the assets of CCC and CHC (the "Acquisition"). The Acquisition is subject to a number of conditions, including receipt of financing and completion of due diligence.

The Purchase Agreement provides that Buyer will acquire the unified, intelligent communications system which CCC is developing under the name FreeAgent and the business related thereto, and the central telecommunications network center located in Seattle, Washington and the hardware networking equipment, computers and software associated therewith from CHC (collectively, the "Assets"). Buyer will acquire the Assets in return for the assumption of approximately $4.5 million in outstanding debt and other liabilities related to the Assets, primarily capitalized lease obligations, and the agreement to pay, in connection with certain triggering events (including, but not limited to, the second anniversary of the closing of the Acquisition or upon the earlier sale of all or substantially all of Buyer's assets), 7.5% of the Buyer's fair market value on the date the triggering event occurs or the value received by the Company or Buyer in connection with the liquidating event which triggered such right, less certain deductions.
Concurrently with the execution of the Purchase Agreement, CCC and the Company entered into a Technology License Agreement (the "CCC License") whereby CCC granted the Company a nonexclusive, nontransferable, worldwide license to market, demonstrate, promote, distribute, sell, modify, use for internal business purposes and sublicense FreeAgent in exchange for a royalty of 3% on the gross revenues received from the sale or license of FreeAgent. The CCC License will terminate in connection with the closing of the Acquisition.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement. The Purchase Agreement (including the exhibits thereto) is being filed herewith as Exhibit 2.1, and is incorporated herein by reference. A copy of the press release announcing the execution of the Purchase Agreement is being filed herewith as Exhibit 99.1 and is incorporated herein by reference.









Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

           (c)       Exhibits.
2.1 Asset Purchase Agreement, dated July 10, 1998, by and among Executive TeleCard, Ltd., American United Global, Inc.,
Connectsoft Communications Corporation, Connectsoft Holding Corp.
and C-Soft Acquisition Corp.

99.1      Press Release, dated July 23, 1998, regarding the
Purchase Agreement and the transactions contemplated thereby.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EXECUTIVE TELECARD, LTD.
Date:  August 12, 1998        By:_____________/s/______________
                                W.P. Colin Smith
                                Vice President of Legal
                                 Affairs and General Counsel

                          EXHIBIT INDEX

Exhibit                    Description                              Page

2.1 Asset Purchase Agreement, dated July 10, 1998, by and among Executive TeleCard, Ltd., American United Global,
Inc., Connectsoft Communications Corporation, Connectsoft Holding
Corp. and C-Soft Acquisition Corp.

99.1 Press Release, dated July 23, 1998, regarding the Purchase Agreement and the transactions contemplated thereby.